Exhibit 99.1

Paycom Software, Inc. Reports Record Second Quarter 2017 Revenue Growth

Record Second Quarter Revenue of $98.2 million, up 33% from comparable prior year period

Record Second Quarter GAAP Net Income of $14.2 million, up 36% from comparable prior year period, or $0.24 per diluted share

Record Second Quarter Adjusted EBITDA of $27.8 million, up 23% from comparable prior year period

Record Second Quarter non-GAAP Net Income of $15.2 million, or $0.26 per diluted share

OKLAHOMA CITY –(BUSINESS WIRE)– Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended June 30, 2017.

“Our second-quarter results reflect the strength of our position as more companies look to technology to help attract, retain and manage their talent,” said Paycom’s founder and CEO, Chad Richison. “Our software solution is well-positioned to help our clients achieve these goals and to drive growth for Paycom throughout the year.”

Financial Highlights for the Second Quarter of 2017

Total Revenue of $98.2 million represented a 33% increase compared to total revenue of $73.9 million in the same period last year. Recurring revenues of $96.4 million also increased 33% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $14.2 million, or $0.24 per diluted share, compared to GAAP net income of $10.4 million, or $0.18 per diluted share, in the same period last year.

Adjusted EBITDA1 was $27.8 million, compared to $22.6 million in the same period last year.

Non-GAAP Net Income1 was $15.2 million, or $0.26 per diluted share, compared to $12.4 million, or $0.21 per diluted share, in the same period last year.

Cash and Cash Equivalents were $68.1 million as of June 30, 2017.

Total Debt was $34.6 million as of June 30, 2017. This debt consisted solely of debt on our corporate headquarters.

[1]	Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending September 30, 2017 and year ending December 31, 2017:

Quarter Ending September 30, 2017

Total Revenues in the range of $99 million to $101 million.

Adjusted EBITDA in the range of $21 million to $23 million.

Year Ending December 31, 2017

Total Revenues in the range of $429.5 million to $431.5 million.

Adjusted EBITDA in the range of $122.5 million to $124.5 million.

We have not reconciled the Adjusted EBITDA ranges for the quarter ending September 30, 2017 or the year ending December 31, 2017 to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income is not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income. Management uses Adjusted EBITDA and non-GAAP net income as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define: (i) Adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, and non-cash stock-based compensation expense; and (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, which is adjusted for the effect of income taxes. Adjusted EBITDA and non-GAAP net income are metrics that provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, Adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA or non-GAAP net income in isolation, or as a substitute for net income or other consolidated statements of income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, Aug. 1, 2017, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (866) 270-1533 (domestic) or (412) 317-0797 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until Aug. 8, 2017. The replay passcode is 10108905.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from sales offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to the Company’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the impact of future regulatory, judicial, or legislative changes;

how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to expand our corporate headquarters within an expected timeframe; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development; our expected income tax rate for future periods; and our plans to purchase shares of our common stock through a stock repurchase plan. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “should,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2016. We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$68,117	$60,158
Accounts receivable	1,803	1,339
Prepaid expenses	5,737	4,475
Inventory	520	675
Income tax receivable	3,547	692

Current assets before funds held for clients	79,724	67,339
Funds held for clients	787,015	858,244

Total current assets	866,739	925,583
Property and equipment, net	116,957	96,848
Deposits and other assets	1,326	1,215
Goodwill	51,889	51,889
Intangible assets, net	1,065	1,871
Deferred income tax assets, net	7,967	1,207

Total assets	$1,045,943	$1,078,613

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,439	$3,737
Accrued commissions and bonuses	5,236	8,003
Accrued payroll and vacation	5,857	4,769
Deferred revenue	6,040	5,230
Current portion of long-term debt	1,139	1,113
Accrued expenses and other current liabilities	19,726	17,798

Current liabilities before client funds obligation	41,437	40,650
Client funds obligation	787,015	858,244

Total current liabilities	828,452	898,894
Long-term deferred revenue	38,964	34,481
Net long-term debt, less current portion	33,479	28,711

Total long-term liabilities	72,443	63,192

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 59,520,637 and 58,453,283 shares issued at June 30, 2017 and December 31, 2016, respectively; 57,938,217 and 57,331,022 shares outstanding at June 30, 2017 and December 31, 2016, respectively)	595	585
Additional paid-in capital	114,287	95,452
Retained earnings	110,283	70,448
Treasury stock, at cost (1,582,420 and 1,122,261 shares at June 30, 2017 and December 31, 2016, respectively)	(80,117)	(49,958)

Total stockholders’ equity	145,048	116,527

Total liabilities and stockholders’ equity	$1,045,943	$1,078,613

Paycom Software, Inc.

Consolidated Statements of Income

(in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Recurring	$96,351	$72,492	$214,265	$161,396
Implementation and other	1,876	1,388	3,470	2,610

Total revenues	98,227	73,880	217,735	164,006

Cost of revenues
Operating expenses	15,609	10,479	30,695	21,264
Depreciation and amortization	2,267	1,386	4,327	2,572

Total cost of revenues	17,876	11,865	35,022	23,836

Administrative expenses
Sales and marketing	34,070	24,766	70,918	53,428
Research and development	8,095	4,202	14,892	8,062
General and administrative	26,657	15,220	44,483	30,426
Depreciation and amortization	2,440	1,823	4,666	3,546

Total administrative expenses	71,262	46,011	134,959	95,462

Total operating expenses	89,138	57,876	169,981	119,298

Operating income	9,089	16,004	47,754	44,708
Interest expense	(281)	(170)	(538)	(481)
Other income, net	149	116	244	150

Income before income taxes	8,957	15,950	47,460	44,377
Provision for income taxes	(5,264)	5,529	7,625	15,368

Net income	$14,221	$10,421	$39,835	$29,009

Earnings per share, basic	$0.24	$0.18	$0.69	$0.50
Earnings per share, diluted	$0.24	$0.18	$0.67	$0.49
Weighted average shares outstanding:
Basic	57,898,914	57,591,556	57,623,107	57,362,232

Diluted	58,816,442	58,697,229	58,817,181	58,707,213

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net income	$39,835	$29,009
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,993	6,118
Amortization of debt issuance costs	59	63
Net loss on disposition of property and equipment	—	3
Stock-based compensation expense	17,524	4,817
Deferred income taxes, net	(6,760)	(4,936)
Changes in operating assets and liabilities:
Accounts receivable	(464)	(421)
Prepaid expenses	(1,262)	(605)
Inventory	434	652
Deposits and other assets	(111)	350
Accounts payable	(319)	2,619
Income taxes, net	(2,855)	12,114
Accrued commissions and bonuses	(2,767)	(5,635)
Accrued payroll and vacation	1,088	3,640
Deferred revenue	5,293	4,675
Accrued expenses and other current liabilities	(3,395)	2,091

Net cash provided by operating activities	55,293	54,554

Cash flows from investing activities
Net change in funds held for clients	71,229	(337,611)
Purchases of property and equipment	(21,909)	(24,340)

Net cash provided by (used in) investing activities	49,320	(361,951)

Cash flows from financing activities
Proceeds from issuance of long-term debt	5,440	3,903
Repurchases of common stock	(15,187)	(3,490)
Withholding taxes paid related to net share settlement	(14,973)	—
Principal payments on long-term debt	(562)	(448)
Net change in client funds obligation	(71,229)	337,611
Payment of debt issuance costs	(143)	—

Net cash (used in) provided by financing activities	(96,654)	337,576

Increase in cash and cash equivalents	7,959	30,179
Cash and cash equivalents
Beginning of period	60,158	50,714

End of period	$68,117	$80,893

Paycom Software, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net income to Adjusted EBITDA:
Net income	$14,221	$10,421	$39,835	$29,009
Interest expense	281	170	538	481
Provision for income taxes	(5,264)	5,529	7,625	15,368
Depreciation and amortization expense	4,707	3,209	8,993	6,118

EBITDA	13,945	19,329	56,991	50,976
Non-cash stock-based compensation expense	13,839	3,269	17,527	4,622

Adjusted EBITDA	$27,784	$22,598	$74,518	$55,598

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net income to non-GAAP net income:
Net income	$14,221	$10,421	$39,835	$29,009
Non-cash stock-based compensation expense	13,839	3,269	17,527	4,622
Income tax effect on non-GAAP adjustments	(12,883)	(1,258)	(14,479)	(1,762)

Non-GAAP net income	$15,177	$12,432	$42,883	$31,869

Weighted average shares outstanding:
Basic	57,898,914	57,591,556	57,623,107	57,362,232
Diluted	58,816,442	58,697,229	58,817,181	58,707,213
Earnings per share, basic	$0.24	$0.18	$0.69	$0.50
Earnings per share, diluted	$0.24	$0.18	$0.67	$0.49
Non-GAAP net income per share, basic	$0.26	$0.22	$0.74	$0.56
Non-GAAP net income per share, diluted	$0.26	$0.21	$0.73	$0.54

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.24	$0.18	$0.69	$0.50
Non-cash stock-based compensation expense	0.24	0.06	0.30	0.09
Income tax effect on non-GAAP adjustment	(0.22)	(0.02)	(0.25)	(0.03)

Non-GAAP net income per share, basic	$0.26	$0.22	$0.74	$0.56

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.24	$0.18	$0.67	$0.49
Non-cash stock-based compensation expense	0.24	0.05	0.30	0.08
Income tax effect on non-GAAP adjustment	(0.22)	(0.02)	(0.24)	(0.03)

Non-GAAP net income per share, diluted	$0.26	$0.21	$0.73	$0.54

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Adjusted gross profit:
Total revenues	$98,227	$73,880	$217,735	$164,006
Less: Total cost of revenues	(17,876)	(11,865)	(35,022)	(23,836)

Total gross profit	80,351	62,015	182,713	140,170
Plus: Non-cash stock-based compensation expense	1,220	301	1,711	414

Total adjusted gross profit	$81,571	$62,316	$184,424	$140,584
Total gross profit %	82%	84%	84%	85%
Total adjusted gross profit %	83%	84%	85%	86%

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Adjusted sales and marketing expenses:
Sales and marketing expenses	$34,070	$24,766	$70,918	$53,428
Less: Non-cash stock-based compensation expense	(1,559)	(792)	(2,492)	(1,069)

Total adjusted sales and marketing expenses	$32,511	$23,974	$68,426	$52,359

Total revenues	$98,227	$73,880	$217,735	$164,006
Total adjusted sales and marketing expenses as a % of revenues	33.1%	32.4%	31.4%	31.9%

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Adjusted administrative expenses:
Administrative expenses	$71,262	$46,011	$134,959	$95,462
Less: Non-cash stock-based compensation expense	(12,619)	(2,968)	(15,816)	(4,208)

Total adjusted administrative expenses	$58,643	$43,043	$119,143	$91,254
Total revenues	$98,227	$73,880	$217,735	$164,006
Total adjusted administrative expenses as a % of revenues	59.7%	58.3%	54.7%	55.6%

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Adjusted research and development expenses:
Research and development expenses	$8,095	$4,202	$14,892	$8,062
Less: Non-cash stock-based compensation expense	(621)	(131)	(780)	(180)

Total adjusted research and development expenses	$7,474	$4,071	$14,112	$7,882

Total revenues	$98,227	$73,880	$217,735	$164,006
Total adjusted research and development expenses as a % of revenues	7.6%	5.5%	6.5%	4.8%

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Total research and development costs:
Capitalized research and development costs	$3,507	$1,961	$6,383	$3,707
Research and development expenses	8,095	4,202	14,892	8,062

Total research and development costs	$11,602	$6,163	$21,275	$11,769

Total revenues	$98,227	$73,880	$217,735	$164,006
Total research and development costs as a % of total revenues	11.8%	8.3%	9.8%	7.2%
Total adjusted research and development costs:
Total research and development costs	$11,602	$6,163	$21,275	$11,769
Less: Capitalized non-cash stock-based compensation	(968)	(251)	(1,317)	(361)
Less: Non-cash stock-based compensation expense	(621)	(131)	(780)	(180)

Total adjusted research and development costs	$10,013	$5,781	$19,178	$11,228

Total revenues	$98,227	$73,880	$217,735	$164,006
Total adjusted research and development costs as a % of total revenues	10.2%	7.8%	8.8%	6.8%

Paycom Software, Inc.

Breakout of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Non-cash stock-based compensation expense:
Operating expenses	$1,220	$301	$1,711	$414
Sales and marketing	1,559	792	2,492	1,069
Research and development	621	131	780	180
General and administrative	10,439	2,045	12,544	2,959

Total non-cash stock-based compensation expense	$13,839	$3,269	$17,527	$4,622

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

Kathy.Oden-Hall@paycom.com

or

Investor Relations Contact:

David Niederman, 855-603-1620

investors@paycom.com

Source: Paycom Software, Inc.